UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2015
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

950 De Guigne Drive
Sunnyvale, California 94085
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On December 18, 2015, Telenav, Inc. (the “Company”) entered into a sublease agreement dated November 11, 2015 (the “Lease”) with Avaya Inc. to lease approximately 54,635 square feet of office and research and development space located at 4655 Great America Parkway, 3rd Floor, in Santa Clara, California (the “Great America Facility”) for a period of five years and one month (the “Term”) expected to begin on April 1, 2016, subject to the completion of certain improvements to the facility prior to the Company’s occupancy.
The Lease provides for monthly payments of rent during the Term as set forth in the Lease. The Lease also provides that the Company must also pay certain expenses and fees in addition to the base rent.
The Company plans to relocate its corporate headquarters, and all employees currently based at 950 DeGuigne Dr., Sunnyvale, California, to the Great America Facility.
The foregoing summary of the Lease is qualified in its entirety by reference to the full text of such agreement referenced as Exhibit 10.36 hereto and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.36*	Sublease, dated as of November 11, 2015, among Avaya Inc. and Telenav, Inc.

*    To be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: December 21, 2015	By: /s/ Loren Hillberg
Name: Loren E. Hillberg
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.36*	Sublease, dated as of November 11, 2015, among Avaya Inc. and Telenav, Inc.

*    To be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015.